Exhibit 32(a)

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the "Company"), hereby certifies that the Company’s Quarterly Report on Form 10-QSB for the period ended December 31, 2006 and filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen R. Crowder
Stephen R. Crowder
President and Chief Executive Officer
(Principal Executive Officer)
February 13, 2007